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                       CONSENT OF INDEPENDENT ACCOUNTANTS

                                                                    Exhibit 23.1

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 3, 2000, except for Note 10, as for which the date is October 17, 2000, relating to the consolidated financial statements and financial statement schedule of Computer Access Technology Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Jose, California

October 17, 2000